EXHIBIT 10.8
MASTER AGREEMENT
     This MASTER AGREEMENT (this “Agreement”) is made as of November 25, 2008 (the “Effective Date”), by and between VIRYD TECHNOLOGIES INC., a Delaware corporation with a place of business at 9444 Waples Street, Suite 410, San Diego, California 92121 (“Viryd”), and FALLBROOK TECHNOLOGIES INC., a Delaware corporation with a place of business at 9444 Waples Street, Suite 410, San Diego, California 92121 (“Fallbrook”).
     WHEREAS, Viryd and Fallbrook entered into that certain License Agreement dated February 14, 2008 (the “License Agreement”) pursuant to which Fallbrook granted to Viryd certain exclusive rights in the wind turbine field;
     WHEREAS, Viryd and Fallbrook entered into that certain Patent Assignment Agreement dated February 20, 2007 (the “Assignment Agreement”) pursuant to which Fallbrook sold and assigned to Viryd certain patents covering inventions in the wind turbine field;
     WHEREAS, Viryd and Fallbrook entered into that certain Engineering Services Agreement dated April 28, 2008, and as amended by Amendment No. 1 dated June 10, 2008 (the “Engineering Agreement”) pursuant to which Fallbrook provides certain engineering services to Viryd with respect to the development of continuously variable transmissions based on Fallbrook’s NuVinci™ technology for use in the wind turbine field;
     WHEREAS, Viryd and Fallbrook entered into that certain Support Services Agreement dated February 15, 2008, and as amended by Amendment No. 1 dated March 3, 2008 (the “Support Agreement”) pursuant to which Fallbrook provides certain engineering and administrative support services to Viryd with respect to the development of continuously variable transmissions based on Fallbrook’s NuVinci™ technology for use in the wind turbine field; and
     WHEREAS, Viryd and Fallbrook now desire to amend the License Agreement, Assignment Agreement and Engineering Agreement, and to provide for various matters regarding Fallbrook’s assistance to Viryd and the recapitalization of Viryd’s shares of common stock owned by Fallbrook, all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Fallbrook Assistance.
     1.1 Raising Funds. Upon Viryd’s written request, Fallbrook shall assist Viryd with its fund raising efforts as follows:
          (a) Fallbrook shall use commercially reasonable efforts to introduce Viryd management and board members to Fallbrook’s contacts with respect to financing and fund raising;

          (b) Fallbrook shall provide assistance and guidance to Viryd in the preparation of offering memoranda and investor presentations;
          (c) Fallbrook shall provide Viryd with assistance and advice in strategic development and tactics for raising capital; and
          (d) Fallbrook shall provide Viryd with assistance and guidance on negotiating legal documents related to raising capital; provided, however, that Fallbrook would not be obligated to prepare or review and approve any such documents.
     1.2 William Klehm. Provided that William Klehm continues to be an employee of Fallbrook, Fallbrook shall ensure that William Klehm continues to provide support under the Support Agreement in a manner substantially similar to the manner William Klehm has worked with Viryd under the Support Agreement prior to the Effective Date. If either Fallbrook or Viryd terminates the Support Agreement then, at no expense to Viryd, continuing until the earlier of (a) six (6) months after the Effective Date, or (b) two (2) months after Viryd hires a seasoned chief executive officer, William Klehm shall continue to work with Viryd in a manner substantially similar to the manner William Klehm has worked with Viryd under the Support Agreement prior to the Effective Date. Fallbrook shall additionally make William Klehm available to serve as a board member for Viryd for at least two (2) years after the Effective Date.
     1.3 Legal Fees. Fallbrook shall directly pay for, or shall reimburse Viryd for, all legal fees incurred by Viryd in the negotiation and preparation of this Agreement, including the recapitalization and issuance of Viryd stock as more fully described in Section 0 of this Agreement.
     1.4 Supply of CVP. In the event Viryd desires to purchase from Fallbrook continuously variable transmissions based on Fallbrook’s NuVinci™ technology, then the parties shall negotiate in good faith the supply terms and transfer price for such transmission, provided that the transfer price shall not exceed (a) one hundred and ten percent (110%) of Fallbrook’s fully burdened costs to manufacture the transmission, plus (b) the estimated royalty amount that Fallbrook would have otherwise received on the sale of such transmission by Viryd or its affiliate or sublicensee.
2. Amendments to License Agreement.
     2.1 Section 1. Section 1 of the License Agreement is hereby amended to add the following new Sections 1.16 and 1.17 immediately after the end of Section 1.15:
     1.16 “Drivetrain Product” shall mean a Product that consists of a Transmission and the associated drivetrain.
     1.17 “System Product” shall mean a Product that consists of a Transmission, the associated drivetrain, the enclosed structure (including tower and foundation) and turbine blades.
     2.2 Section 1.9. Section 1.9 of the License Agreement is hereby amended and restated in its entirety as follows:

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     1.9 “Sales Price” shall mean with respect to any Transmission Product or Drivetrain Product (a) where such Transmission Product or Drivetrain Product, as applicable, is separately itemized or invoiced, the price Manufacturer or its Affiliate or sublicensee charges its customer for such Transmission Product or Drivetrain Product, as applicable, or (b) where not separately itemized or invoiced, the sum of (i) the fully burdened cost to manufacture such Transmission Product or Drivetrain Product, as applicable, and (ii) an amount equal to the average profit margin Manufacturer or its Affiliate or sublicensee realizes with its products and services (but in no case less than an amount equal to *** of the fully burdened cost to manufacture such Transmission Product or Drivetrain Product, as applicable).
     2.3 Section 1.11. Section 1.11 of the License Agreement is hereby amended and restated in its entirety as follows:
     1.11 “System Sales Price” shall mean the Sales Price of the System Product. Notwithstanding the foregoing, System Sales Price shall exclude the cost of labor to assemble and install the System Product, other than the cost to assemble the Transmission Product therein, and shall exclude the cost of land and the cost of permits for the System Product.
     2.4 Section 3.1(a). Section 3.1(a) of the License Agreement is hereby amended by replacing the parenthetical in the first sentence with “...(with the right to grant sublicenses through multiple tiers)...” and adding the following sentence to the end of Section 3.1(a):
     Manufacturer shall have the right to grant sublicenses provided that Manufacturer shall be responsible for paying to Fallbrook a royalty on such sublicensees Sales Price, System Sales Price and leases as provided in Section 4.2. Manufacturer shall ensure that each such sublicensee has agreed in writing to be bound to the obligations in Sections 6, 8 and 10 of this Agreement.
     2.5 Section 4.2. Section 4.2 of the License Agreement is hereby amended and restated in its entirety as follows:
     4.2 Royalty Rate. Manufacturer shall pay royalties to Fallbrook in accordance with the following:
     (a) with respect to the sale of Products, Manufacturer shall pay to Fallbrook a royalty equal to the greater of (i) *** of the Sales Price of the Transmission Product (if the Product is sold solely as a Transmission Product), (ii) *** of the Sales Price of the Drivetrain Product (if the Product is sold solely as a Drivetrain Product) and (iii) if the Product is a System Product, then either (A) *** of the System Sales Price if such System Product is not covered by any of the patents sold by Fallbrook to Manufacturer under the Patent Assignment Agreement, or (B) *** if such System Product is covered by one or more of the patents sold by Fallbrook to Manufacturer under the Patent Assignment Agreement;

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provided, however, that such royalty shall not be due on any Sales Price or System Sales Price that is refunded to the applicable customer; and
     (b) with respect to revenue and consideration received by Manufacturer or its Affiliates or sublicensees from leases or other transactions regarding the Products (other than the sale of Products described in Section (a) above), Manufacturer shall pay to Fallbrook a royalty equal to the greater of (i) *** of such gross revenue and consideration, and (ii) *** of the gross profit from such gross revenue and consideration (the “gross profit” being calculated as the gross revenue and consideration less direct costs that Manufacturer or its Affiliate or sublicensee actually incurs and that are directly attributable to the specific revenue or consideration generating transaction).
     (c) Royalties owing on the sale of Products shall accrue on the date upon which the applicable payment is invoiced by, or otherwise owing, Manufacturer its Affiliate or sublicensee for such sale.
     (d) Royalties owing under Section 4.2(b) shall accrue when Manufacturer its Affiliate or sublicensee receives payment for pertinent transactions.
     (e) Notwithstanding anything to the contrary in this Agreement, if pursuant to this Agreement or any other agreement between Fallbrook and Viryd, Fallbrook supplies and sells to Manufacturer any of Fallbrook’s continuously variable transmission products that Manufacturer then further resells as a Transmission Product or as a component in a Drivetrain Product or System Product, then no royalty shall be owing under this Agreement with respect to the sale, lease or other revenues received for such Transmission Product, Drivetrain Product or System Product.
     2.6 Sections 5.1 to 5.3. Sections 5.1 to 5.3 of the License Agreement are hereby amended and restated in their entirety as follows:
     5.1 Development Efforts. Manufacturer shall use its best efforts to develop a Product and after such development to promote, market and commercialize such Product. For the avoidance of doubt, it shall not be a breach of the foregoing obligation if Manufacturer devotes some portion of its resources to raising capital and for the development of technology that will be incorporated into or otherwise supports the Product, Drivetrain Product or System Product (e.g., wind blade technology).
     5.2 [RESERVED]
     5.3 Failure of Development Efforts. If Manufacturer fails to satisfy its obligations under Section 5.1, then upon written notice from Fallbrook to Manufacturer, Manufacturer shall have a period of ninety (90) days following such written notice to cure any such failure or to provide Fallbrook with a plan for curing such failure that is reasonably acceptable to Fallbrook in its sole good faith discretion. If Manufacturer is unable to cure such failure and is unable to provide such an acceptable plan to Fallbrook during such ninety (90) day period, or if after providing an acceptable plan to Fallbrook,

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Manufacturer materially fails to conduct the activities set forth in such plan, then as Fallbrook’s sole and exclusive remedy for such failure, Fallbrook shall have the right to convert the license grant under Section 3.1(a) of this Agreement from exclusive to non-exclusive by written notice to Manufacturer.
     2.7 Section 8.2(a). Section 8.2(a) of the License Agreement is hereby amended to add the following sentence to the end of the section.
     Notwithstanding the foregoing, if within six (6) months of receipt of written notice from Manufacturer that a Third Party is making, using or selling a Product in the Field of Use, Fallbrook fails to abate the infringement or file suit to enforce the Licensed Patents against the infringing party in the Field of Use, then Manufacturer shall have the right to take whatever action it deems appropriate in its own name or, if required by law for standing purposes, in the name of Fallbrook to enforce the Licensed Patent in the Field of Use. Manufacturer shall keep Fallbrook informed of the progress of such action and shall reasonably accommodate any requests from Fallbrook regarding any such action. Additionally, Fallbrook shall retain the right to join in any such action at its own expense. Manufacturer may not settle, or otherwise consent to an adverse judgment in, any such action that diminishes the rights or interests of Fallbrook without the prior express written consent of Fallbrook. All monies recovered by Manufacturer upon the final judgment or settlement of such action, after deducting costs and expenses for such action, shall be deemed “Sales Price” and shall be subject to the royalty obligation in Section 4.2(a)(i).
     2.8 Section 9.1. Section 9.1 of the License Agreement is hereby amended and restated in its entirety as follows:
     9.1 Expiration. Unless earlier terminated pursuant to Sections 5.3, 9.2 or 9.3, the term of this Agreement shall commence on the Effective Date of this Agreement and shall continue until November 25, 2015 (the “Initial Term”). If, in the final year of the Initial Term Manufacturer has retained exclusive rights under the license in Section 3.1(a) and is continuing to develop and commercialize Products, then Manufacturer shall have the right to extend the term of this Agreement by an additional seven (7) years after expiration of the Initial Term (the “Renewal Term”) as follows. No less than six (6) months prior to the expiration of the Initial Term, Manufacturer shall provide Fallbrook with written notice of its intention to extend the term and a written report that summarizes its progress in developing and commercializing Products, as well as its plans to further develop and commercialize Products. Unless Fallbrook in good faith rejects the plan as being commercially unreasonable within thirty (30) days after receipt by providing written notice to Manufacturer, then upon payment of the Renewal Fee (as defined below) the term of this Agreement shall continue until expiration of the Renewal Term. If Fallbrook timely rejects such plan, then the parties shall meet in good faith for not less than thirty (30) days and if the parties are unable to agree upon a revised plan, then the parties shall submit to binding arbitration to determine whether Manufacturer has satisfied its obligations under Section 5.1 and has provided a reasonable plan for the continued development and commercialization of Products. The term of this Agreement shall continue during any such arbitration proceeding and if the

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arbitrator(s) finally conclude that Manufacturer has satisfied its obligations under Section 5.1 and has provided a reasonable plan for the continued development and commercialization of Products, then Manufacturer shall have thirty (30) days to pay the Renewal Fee and the term of this Agreement shall continue until expiration of the Renewal Term. As used herein “Renewal Fee” shall mean the greater of (a) one half a percent (0.5%) of Manufacturer’s net revenues from Products for the calendar year preceding the date of renewal, or (b) one hundred thousand dollars ($100,000); provided, however, that the parties shall have the right to agree in writing in advance on another amount.
3. Amendments to Assignment Agreement. The first sentence of Section 3.1 of the Assignment Agreement is hereby deleted and replaced with the following sentences (the remainder of Section 3.1 shall remain unaffected):
     In consideration for the assignment of the Patents hereunder and other rights and benefits set forth herein, until the expiration of the last to expire Patent, Viryd shall pay to Fallbrook the following amounts with respect to any Product for which no royalty is owing under the License Agreement and which does not constitute or contain a continuously variable transmission that was supplied to Viryd by Fallbrook: (a) *** of Net Sales of such Product by Viryd, its (sub)licensees and their respective Affiliates, and (b) *** of Net Licensing Revenues. For the avoidance of doubt, if Viryd pays to Fallbrook a royalty in accordance with the terms of the License Agreement for a Product that is also covered under this Agreement (i.e., Viryd pays the full *** royalty on the System Product in accordance with the terms of the License Agreement), then no royalty shall be owing under this Agreement for such Product.
4. Amendments to Engineering Agreement.
     4.1 Section 2. Section 2 of the Engineering Agreement is amended to add the following new sentences at the end thereof:
     Without limiting the generality of the foregoing, Fallbrook shall, at no cost to Viryd, prepare and provide to Viryd no later than *** a pre-production design for a revised 28mm continuously variable transmission based on Fallbrook’s NuVinci technology as it exists as of the Effective Date of the Master Agreement, or as otherwise mutually agreed upon by the parties in writing. In addition, if Viryd provides an engineer to share the efforts with a Fallbrook engineer, Fallbrook will additionally provide detail design part drawings from the solid model design by such date. Until the expiration of this Agreement, if Viryd requests any additional engineering support from Fallbrook, the fees owing by Viryd for such support shall be mutually agreed upon but not to exceed *** of Fallbrook’s fully burdened costs to provide such support.
5. Austin Facility. Until December 31, 2009, Fallbrook shall provide access to Viryd to Fallbrook’s engineering facility located in Austin, Texas, and allow Viryd to conduct its

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engineering and development efforts at such facility, at no additional expense to Viryd. Viryd shall have the right to allow potential customers and collaborators to tour such facility in order to assess Viryd’s engineering and development efforts.
6. Recapitalization.
     6.1 Authorization of Class A Common Stock. Prior to the closing of the transactions contemplated by that certain Stock Purchase Agreement by and among Fallbrook and the purchasers of Series D Preferred Stock of Fallbrook set forth on Exhibit A thereto (the “Closing Date”), upon receipt of the requisite Board of Directors and stockholder approvals, Viryd shall file with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation of Viryd in substantially the form attached hereto as Exhibit A, which shall create and authorize a new class of securities, Class A Common Stock of Viryd (“Class A Common Stock”).
     6.2 Conversion of Series A Preferred Stock to Class A Common Stock. Effective immediately prior to the Closing Date, Fallbrook shall take all necessary steps to convert all shares of Viryd Series A Preferred Stock held by Fallbrook (excluding shares of Viryd Series A Preferred Stock being transferred to Fallbrook bridge note holders in consideration for cancellation of warrants) into shares of Class A Common Stock.
7. Contribution of Common Stock to Viryd. Prior to the Closing Date, Fallbrook shall transfer to Viryd, as a capital contribution, *** shares of Viryd Common Stock held by Fallbrook and will take all other actions necessary or appropriate to effect such transaction.
8. Issuance of Viryd Common Stock to Fallbrook Employees. As soon as practicable after the Effective Date, Viryd shall issue to certain Fallbrook employees an aggregate of *** shares of Viryd Common Stock pursuant to Viryd’s 2008 Stock Plan in recognition for previously performed consulting services. Such shares will be allocated to the Fallbrook employees in accordance with a schedule and under certain restrictions provided by Fallbrook and approved by Viryd, which approval shall not be unreasonably withheld.
9. General.
     9.1 Continuing Effect. Except as otherwise expressly modified by this Agreement, the License Agreement, Assignment Agreement and Support Agreements shall each remain in full force and effect in accordance with their terms.
     9.2 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California and/or U.S. federal law, if applicable, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California and/or U.S. federal law, if applicable, to the rights and duties of the parties.
     9.3 Attorneys’ Fees. If either party commences any action or proceeding against the other party to enforce this Agreement or any of such party’s rights hereunder, the prevailing

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party will be entitled to its reasonable expenses related to such action or proceeding, including reasonable attorneys’ fees.
     9.4 No Waiver. No delay, failure or waiver by either party to exercise any right or remedy under this Agreement, and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive, or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair, or waive any further exercise of such right or remedy or the exercise of any other right or remedy.
     9.5 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole will not be affected; and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.
     9.6 Entire Agreement. This Agreement serves to document formally the entire understanding between the parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations, or understandings, whether oral or written, relating to the same subject matter. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by duly authorized signatories of both parties.
     9.7 Counterparts. This Agreement may be executed in two (2) or more copies, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

FALLBROOK TECHNOLOGIES INC.

By: Title:	/s/ William Klehm President & CEO
Address:	9444 Waples St., Suite 410 San Diego, CA 92121

VIRYD TECHNOLOGIES INC.

By: Title:	/s/ Nicole Nicks Chief Financial Officer
Address:	9444 Waples St., Suite 410
San Diego, CA 92121

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EXHIBIT A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VIRYD TECHNOLOGIES INC.
     The undersigned, Gary L. Weiss, hereby certifies that:
     1. He is the duly elected CEO of Viryd Technologies Inc., a Delaware Corporation.
     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 3, 2007 under the name of Fallbrook Wind Technology Inc.
     3. The Certificate of Incorporation of this corporation shall read in full as follows:
ARTICLE I
     The name of this corporation is Viryd Technologies Inc. (the “Corporation”).
ARTICLE II
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE III
     (A) Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Sixty Million (60,000,000) shares, each with a par value of $0.001 per share. Thirty Million (30,000,000) shares shall be Common Stock, Fifteen Million (15,000,000) shares shall be Class A Common Stock and Fifteen Million (15,000,000) shares shall be Preferred Stock.
     (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation (the “Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred” and shall consist of Fourteen Million Nine Hundred Thousand (14,900,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred are as set forth below in this Article III(B). The Corporation’s Board of Directors (the “Board of Directors”) is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock, Class A Common Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
          1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, other than dividends payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d) of this Article III(B) below, no dividends shall be paid on any shares of the Corporation’s capital stock unless an equal dividend per share is paid to the holders of the Series A Preferred (on an as-if converted to Common Stock basis (following conversion of Class A Common Stock issuable upon conversion of Series A Preferred pursuant to Section 4 of Article III(C))).
          2. Liquidation.
               (a) Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Class A Common Stock or Common Stock by reason of their ownership thereof, an amount per share equal to $1.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to such shares) for each share of Series A Preferred then held by them, plus declared but unpaid dividends (collectively, the “Preferred Preference”). If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Preferred Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(a).
               (b) Class A Common Stock. Upon the completion of the distribution of the Preferred Preference required by Section 2(a) of this Article III(B) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Class A Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred (other than the Preferred Preference pursuant to Section 2(a) of this

Article III(B) above) and the Common Stock by reason of their ownership thereof, an amount per share equal to $1.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to such shares) for each share of Class A Common Stock then held by them, plus declared but unpaid dividends (collectively, the “Class A Common Preference”). If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Class A Common Stock shall be insufficient to permit the payment to such holders of the full Class A Common Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Class A Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 2(b).
               (c) Common Stock. Upon the completion of the distributions of the Preferred Preference required by Section 2(a) of this Article III(B) above, the Class A Common Preference required by Section 2(b) of this Article III(B) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred (other than the Preferred Preference pursuant to Section 2(a) of this Article III(B) above) and the Class A Common Stock (other than the Class A Common Preference pursuant to Section 2(b) of this Article III(B) above) by reason of their ownership thereof, an amount of the remaining assets of the Corporation available for distribution to stockholders equal to the sum of (i) the Preferred Preference and (ii) the Class A Common Preference which shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each (the “Common Preference”). If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full Common Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each.
               (d) Preferred Stock. Upon the completion of the distributions of the Preferred Preference required by Section 2(a) of this Article III(B) above, the Class A Common Preference required by Section 2(b) of this Article III(B) above, the Common Preference required by Section 2(c) of this Article III(B) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Class A Common Stock (other than the Class A Common Preference pursuant to Section 2(b) of this Article III(B) above) and the Common Stock (other than the Common Preference pursuant to Section 2(c) of this Article III(B) above) by reason of their ownership thereof, an amount of the remaining assets of the Corporation available for distribution to stockholders equal to one-half of the Preferred Preference which shall be distributed among the holders of Series A Preferred in proportion to the preferential amount each such holder received of the Preferred Preference pursuant to Section 2(a) of this Article III(B) above (the “Secondary Preferred Preference”). If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Secondary Preferred Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the preferential amount each such holder received of the Preferred Preference pursuant to Section 2(a) of this Article III(B) above.
               (e) Class A Common Stock. Upon the completion of the distributions of the Preferred Preference required by Section 2(a) of this Article III(B) above, the Class A Common Preference required by Section 2(b) of this Article III(B) above, the Common Preference required by Section 2(c) of this Article III(B) above, the Secondary Preferred Preference required by Section 2(d) of this Article III(B) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the holders of the Class A Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred (other than the Preferred Preference pursuant to Section 2(a) of this Article III(B) above and the Secondary Preferred Preference pursuant to Section 2(d) of this Article III(B) above) and the Common Stock (other than the Common Preference pursuant to Section 2(c) of this Article III(B) above) by reason of their ownership thereof, an amount of the remaining assets of the Corporation available for distribution to stockholders equal to one-half of the Class A Common Preference which shall be distributed among the holders of Class A Common Stock in proportion to the preferential amount each such holder received of the Class A Common Preference pursuant to Section 2(b) of this Article III(B) above (the “Secondary Class A Common Preference”). If, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Class A Common Stock shall be insufficient to permit the payment to such holders of the full Secondary Class A Common Preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Class A Common Stock in proportion to the preferential amount each such holder received of the Class A Common Preference pursuant to Section 2(b) of this Article III(B) above.
               (f) Remaining Assets. Upon the completion of the distributions of the Preferred Preference required by Section 2(a) of this Article III(B) above, the Class A Common Preference required by Section 2(b) of this Article III(B) above, the Common Preference required by Section 2(c) of this Article III(B) above, the Secondary Preferred Preference required by Section 2(d) of this Article III(B) above, the Secondary Class A Common Preference required by Section 2(e) of this Article III(B) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each. For purposes of this Section 2, each share of Series A Preferred, Class A Common Stock and Common Stock shall be consistently treated solely as either Series A Preferred, Class A Common Stock or Common Stock.

               (g) Certain Acquisitions.
                    (i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) (any such transaction, unless elected otherwise, an “Acquisition”), provided, however, that none of the following shall be considered an Acquisition: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) an equity financing in which the Corporation is the surviving corporation, or (iii) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting stock of the surviving corporation following the transaction (taking into account only stock of the Corporation held by such stockholders prior to the transaction).
                    (ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(g)(i) of this Article III(B) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
                         (A) Securities not subject to investment letter or other similar restrictions on free marketability:
                              (1) If traded on a securities exchange or The Nasdaq Global Market (“Nasdaq”), the value shall be based on the formula specified in the definitive agreements for the Acquisition or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;
                              (2) If actively traded over-the-counter, the value shall be based on the formula specified in the definitive agreements for the Acquisition or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and
                              (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
                         (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(g)(ii)(A) of this Article III(B) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.
                    (iii) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Acquisition not later than 10 days prior to the stockholders’ meeting called to approve such Acquisition, or 10 days prior to the closing of such Acquisition, whichever is earlier, and shall also notify such holders in writing of the final approval of such Acquisition. The first of such notices shall describe the material terms and conditions of the impending Acquisition and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Acquisition shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate, all notice periods or requirements in this Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the outstanding shares of Preferred Stock that are entitled to such notice rights
                    (iv) Effect of Noncompliance. In the event the requirements of this Section 2(g) are not complied with, the Corporation shall forthwith either cause the closing of the Acquisition to be postponed until the requirements of this Section 2 have been complied with, or cancel such Acquisition, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(g)(iii) of this Article III(B) above.
          3. Redemption. The Series A Preferred is not redeemable.
          4. Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the “Series A Conversion Rights”):
               (a) Right to Convert. Subject to Section 4(c), each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $1.00 in the case of the Series A Preferred by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $1.00 for shares of Series A Preferred. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) of this Article III(B) below.
               (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c) of this Article III(B), immediately prior to the automatic conversion of the underlying shares of Class A Common Stock pursuant to Section 4(b) of Article III(C) below and the closing of the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds to the Corporation of at least $15,000,000 (net of underwriting discounts and commissions) (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-if converted to Class A Common Stock basis.
               (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, and a certificate for the remaining number of shares of Series A Preferred if less than all of the Series A Preferred evidenced by the certificate were surrendered. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the shares of such series of Preferred Stock to be converted or (ii) if applicable, the date of automatic conversion specified in Section 4(b) of this Article III(B) above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Class A Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the conversion of the underlying shares of Class A Common Stock pursuant to Section 4(b) of Article III(C) below and the closing of such sale of securities.
               (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances. The Conversion Price of each of the Series A Preferred shall be subject to adjustment from time to time if the Corporation should issue, at any time after the date upon which any shares of Series A Preferred were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d), unless otherwise provided in this Section 4(d).
                    (i) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section (4)(d), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (X) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion

Price; and (Y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(v) of this Article III(B) below.
                    (ii) Definition of “Additional Stock”. For purposes of this Section 4(d), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(v) of this Article III(B) below) by the Corporation after the Purchase Date) other than
                         (A) Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d) of Article III(C);
                         (B) Common Stock issued or issuable to employees, officers, consultants or directors of the Corporation, or other persons performing services for the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;
                         (C) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;
                         (D) Capital stock issuable upon exercise of warrants, notes, or other convertible securities outstanding as of the date of this Certificate;
                         (E) Capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors;
                         (F) Class A Common Stock issued upon conversion of the Series A Preferred;
                         (G) Common Stock issued upon conversion of the Class A Common Stock;
                         (H) Capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Corporation’s products or services or (3) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors; and
                         (I) Capital stock issued or issuable with the affirmative vote of at least a majority of the then outstanding shares of Series A Preferred voting as a separate class.

                    (iii) No Fractional Adjustments. No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.
                    (iv) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.
                    (v) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d):
                         (A) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(iv) of this Article III(B).
                         (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

                         (C) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.
                         (D) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(v)(A) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(v)(B) or 4(d)(v)(C) of this Article III(B) above.
                    (iv) No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d), except to the limited extent provided for in Sections 4(d)(v)(B) and 4(d)(v)(C) of this Article III(B) above, no adjustment of the Conversion Price pursuant to this Section 4(d) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
               (e) Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of this Article IV(B)) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d) of this Article III(B) above or 4(d)(ii) of Article III(C) below, then, in each such case for the purpose of this Section 4(e), the holders of each series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Preferred Stock are eventually convertible (following conversion of Class A Common Stock issuable upon conversion of Series A Preferred pursuant to Section 4 of Article III(C)) as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution; provided, that no holder of Series A Preferred or Class A Common Stock shall be entitled to any distribution pursuant to both this Section 4(e) and Section 4(e) of Article III(C) with respect to the same distribution.
               (f) No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of Preferred Stock against impairment.
               (g) No Fractional Shares and Certificate as to Adjustments.
                    (i) No fractional shares shall be issued upon the conversion of any share or shares of any series of Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of any series of Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.
                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.
               (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
               (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.
               (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the

United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.
          5. Voting Rights. Except as expressly provided by this Certificate or as provided by law, the holders of Series A Preferred shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, as such may be amended from time to time (the “Bylaws”), and the holders of Common Stock, Class A Common Stock and Series A Preferred shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred could eventually be converted (following conversion of Class A Common Stock issuable upon conversion of Series A Preferred pursuant to Section 4 of Article III(C)). Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-if converted to Class A Common Stock basis (after aggregating all shares into which shares of Series A Preferred by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
          6. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as at least 1,000,000 shares of Series A Preferred are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like with respect to such shares), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred, voting as a separate class:
               (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred so as to affect adversely the shares of the class;
               (b) increase or decrease (other than by conversion) the total number of authorized shares of Common Stock or Preferred Stock;
               (c) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred; or
               (d) authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series A Preferred) convertible into or exercisable for any equity security, having a preference over the Series A Preferred with respect to voting, dividends, redemption, conversion or upon liquidation.
          7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 of Article III(B) above, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

     (C) Class A Common Stock.
          1. Dividend Rights. Subject to the rights of series of Preferred Stock which may from time to time come into existence, other than dividends payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, no dividends shall be paid on any shares of Common Stock unless an equal dividend per share is paid to the holders of the Class A Common Stock (on an as-if converted to Common Stock basis).
          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article III(B).
          3. Redemption. The Class A Common Stock is not redeemable.
          4. Conversion. The holders of the Class A Common Stock shall have conversion rights as follows (the “Class A Conversion Rights”):
               (a) Right to Convert. Subject to Section 4(c) of this Article III(C) below, each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $1.00 in the case of the Class A Common Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $1.00 for shares of Class A Common Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) of this Article III(C) below.
               (b) Automatic Conversion. Each share of Class A Common Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c) of this Article III(C), immediately subsequent to an automatic conversion of the Series A Preferred into Class A Common Stock pursuant to Section 4(b)(i) of Article III(B) and prior to the closing of the Corporation’s sale of its Common Stock in a Qualified IPO or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Class A Common Stock, voting as a separate class on an as-if converted to Common Stock basis.
               (c) Mechanics of Conversion. Before any holder of Class A Common Stock shall be entitled to convert such Class A Common Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Common

Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a certificate for the remaining number of shares of Class A Common Stock if less than all of the Class A Common Stock evidenced by the certificate were surrendered. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the shares of Class A Common Stock to be converted or (ii) if applicable, the date of automatic conversion specified in Section 4(b) of this Article III(C) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Class A Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Class A Common Stock shall not be deemed to have converted such Class A Common Stock until immediately prior to the closing of such sale of securities.
               (d) Conversion Price Adjustments for Certain Splits and Combinations. The Conversion Price of each of the Class A Common Stock shall be subject to adjustment from time to time as follows:
                    (i) Stock Splits and Dividends. In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Class A Common Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.
                    (ii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Class A Common Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
               (e) Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of Article III(B)) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options, then, in each such case for the purpose of this Section

4(e), the holders of Class A Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Class A Common Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution; provided, that no holder of Series A Preferred or Class A Common Stock shall be entitled to any distribution pursuant to both Section 4(e) of Article III(B) and this Section 4(e) with respect to the same distribution.
               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of Article III(B)) provision shall be made so that the holders of Class A Common Stock shall thereafter be entitled to receive upon conversion of such Class A Common Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Class A Common Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Class A Common Stock) shall be applicable after that event and be as nearly equivalent as practicable.
               (g) No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Class A Common Conversion Rights of the holders of Class A Common Stock against impairment.
               (h) No Fractional Shares and Certificate as to Adjustments.
                    (i) No fractional shares shall be issued upon the conversion of any share or shares of any Class A Common Stock and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Common Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.
                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Class A Common Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Class A Common Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Class A Common Stock.
               (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Class A Common Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
               (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock, in addition to such other remedies as shall be available to the holder of Class A Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.
               (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Class A Common Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.
          5. Voting Rights. Except as expressly provided by this Certificate or as provided by law, the holders of Class A Common Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and the holders of Common Stock, Class A Common Stock and Series A Preferred shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Class A Common Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Class A Common Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-if converted to Common Stock basis (after aggregating all shares into which shares of Class A

Common Stock by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
          6. Protective Provisions. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Class A Common Stock, voting as a separate class alter or change the rights, preferences or privileges of the shares of Class A Common Stock so as to affect adversely the shares of the class.
          7. Status of Converted Stock. In the event any shares of Class A Common Stock shall be converted pursuant to Section 4 of this Article III(C) above, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.
     (D) Common Stock.
          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article III(B).
          3. Redemption. The Common Stock is not redeemable.
          4. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE IV
     The Board of Directors is expressly authorized to make, alter or repeal Bylaws.
ARTICLE V
     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.
ARTICLE VI
     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
     (C) Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
* * *

     The foregoing Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242, and 245 of the Delaware General Corporation Law.
     Executed at San Diego, California, on [                    ], 2008.

Gary L. Weiss, CEO

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